UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as Amended

Date of Report (Date of earliest event reported): July 2, 2013

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 13, 2012, Wynn Resorts, Limited (the “Company”) filed a Report on Form 8-K disclosing that it had received a letter from the Salt Lake Regional Office (the “Office”) of the Securities and Exchange Commission (the “SEC”) advising the Company that the Office had commenced an informal inquiry with respect to certain matters, including a donation by Wynn Macau, Limited, an affiliate of the Company, to the University of Macau Development Foundation.

On July 2, 2013, the Company received a letter from the Office stating that the investigation had been completed with the Office not intending to recommend any enforcement action against the Company by the SEC.

As previously announced, in February 2013, the Nevada Gaming Control Board likewise informed the Company that it had completed an investigation of Mr. Stephen A. Wynn and related entities in Macau and found no violations of the Gaming Control Act or the Nevada Gaming Commission Regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Date: July 8, 2013	By:	/s/ Matt Maddox
Name: Matt Maddox
Title: Chief Financial Officer and Treasurer